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                                                                    EXHIBIT 23.6

                         CONSENT OF MCCARTER & ENGLISH

                                                                   March 6, 1998

Ladies and Gentleman:

    We consent to the reference to our firm contained under the caption "Contingencies" in the Annual Report on Form 10-K of Owens-Illinois, Inc. for the year ended December 31, 1996 being incorporated by reference in the Registration Statement on Form S-3 relating to the registration by Owens-Illinois, Inc. of $4.0 billion of debt securities, preferred stock and common stock.

Very truly yours,

/s/ McCarter & English